Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 11, 2026, with respect to the consolidated financial statements of Isdera Group Limited, as of and for the years ended March 31, 2026 and 2025 in this Registration Statement on Form F-4 and the related Prospectus of Isdera Group Limited filed with the Securities and Exchange Commission.

/s/ Enrome LLP

Singapore

October 23, 2026

Enrome LLP	77 Robinson Road, #08-02 Robinson 77, Singapore 068896	admin@enrome-group.com www.enrome-group.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 11, 2026, with respect to the consolidated financial statements of Isdera Inc, as of and for the period from August 14, 2025 (Inception) through March 31, 2026 in this Registration Statement on Form F-4 and the related Prospectus of Isdera Inc filed with the Securities and Exchange Commission.

/s/ Enrome LLP

Singapore

October 23, 2026

Enrome LLP	77 Robinson Road, #08-02 Robinson 77, Singapore 068896	admin@enrome-group.com www.enrome-group.com